合资协议书

JOINT VENTURE AGREEMENT

Entered into between

恒信集团HENGXIN GROUP

与 AND

ZENTRIC INC

与AND

JET GLORY ASIA GROUP LIMITED

As of the day of 15 October, 2010

本合资协议签订于2010年  10月15  日

JOINT VENTURE AGREEMENT made and entered into as of 15 October, 2010;

合作三方为：	恒信集团，该公司董事长沈小龙-声明:本公司是依照中国法律注册成立的公司，公司总部位于中国吉林市重庆路天胜2区A号楼。（下称“中方公司简称” 恒信”）
BETWEEN:

Hengxin Group a company incorporated under the laws of China, having its head office in Building A, the 2nd District of Tiansheng, Chongqing Rd., Jilin city, People's Republic of China, herein represented by Shen Xiaolong its President.

(hereinafter referred to as “Hengxin”)
以及	Zentric INC.，该公司的执行总裁Jeff Mak声明：本公司是依照美国法律注册成立的上市公司，公司总部位于加拿大安大略省密西加市Southdown路802号单位 C2，邮编：L5J 2Y4。（下称“Zentric”）
AND:

Zentric INC., a Public corporation incorporated under the laws of the United States of America , having its Principle Executive Head Office at Unit C2, 802 Southdown Road, Mississauga, Province of Ontario L5J 2Y4, Canada, herein represented by Jeff Mak as Chief Executive Officer/President.

(hereinafter referred to as “Zentric”)

以及                                                               捷荣亚州集团有限公司 , 该公司的董事长

                                                                        Tsang Chi Lam

                                                                        公司是依照香港法律注册有限公司,地址位于

                                                                        香港九龙尖沙咀柯士甸道122号丽斯中心11楼A室

                                                                                     (hereinafter referred to as “捷荣 “ )

AND:         Jet Glory Asia Group Limited, incorporated under the law of Hong Kong herein represented by Tsang Chi Lam as president

       Location at: Suite A , 11/F, Ritz Plaza,122 Austin Road, Tsimshatsui, Kowloon, Hong Kong

                                                                               (hereinafter referred to as “Jet Glory “)

恒信，Zentric和捷荣合称时为三方，单独称时为“一方”。

“Hengxin” ， “Zentric” and “Jet Glory” will hereinafter be referred to collectively as the “Parties” and individually as a “Party”.

鉴于恒信，Zentric和捷荣三方为在中国开发并运营一间电池厂（下称“项目”）而希望达成一份合资协议，同意由三方在中国并根据中国有关法律法规组建一个中外合资的有限责任公司（下称“合资公司”）；

WHERE AS Hengxin , Zentric and Jet Glory wish to enter into a joint venture agreement for the purpose of developing and operating a Battery Manufacture in China (the "Project"), and upon friendly negotiations, in which they have agreed to establish a limited liability joint venture company (the “Company”) in China in accordance with the relevant Chinese laws and regulations;

因此，根据《中华人民共和国中外合资企业法》及其实施细则以及中国其他有关法规的规定，依照平等互利的原则，双方达成如下协议：

NOW THEREFORE, in accordance with the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Venture, the implementing regulations thereof and other legal regulations of China and the principle of equality and mutual benefit, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.

释义INTERPRETATION

     除非本协议另有规定，本协议中使用的下列词语具有如下含义：

In this Agreement unless the terms or context of this Agreement otherwise provide, the following terms shall have the meanings set out below:

1.1

某公司的“附属公司”指被该公司通过持有有表决权的股票、股权或其他方式，直接或间接地控制的公司，或被该公司与其他公司共同控制的公司。“控制”意指选派多数董事或领导管理机构的权利.

“Affiliate” of a company shall mean any company which, through ownership of voting stock, equity interests or otherwise, directly or indirectly, is controlled by, under common control with, or in control of, such company; the term “control” being used in the sense of power to elect a majority of directors or to direct management.

1.2

“章程”指合资公司的章程。

 “Articles of Association” shall mean the Articles of Association of the Company.

1.3

“董事会”指合资公司的董事会

 “Board” shall mean the board of directors of the Company.

吉林北美鑫捷科技有限公司，是根据恒信，Zentric和捷荣根据合资企业法律法规和其他有关规定以及本协议的规定设立的中外合资有限责任公司。

“Company” shall mean [Jilin Zentric Inc.], the joint venture limited liability company formed by Hengxin , Zentric and Jet Glory pursuant to the Joint Venture Law, the Joint Venture Regulations, other relevant PRC laws and this Agreement.

1.4

“完成日期”指合资公司获取营业执照的日期。

“Completion Date” shall mean the date on which the Company receives the issuance of business license.

1.5

“保密信息”指所有秘密的不为公众知悉的信息、专有技术和记录（无论以何种形式存在），包括但不限于恒信，Zentric和捷荣根据本协议的规定作为出资而向合资公司提供的信息、专有技术和记录，以及所有公式、设计、规格、图表、数据、手册和说明、客户名单、销售信息、商业计划和预测，技术或其他专门技术（包括电脑软件）。

“Confidential Information” shall mean all information, know-how and records (in whatever form held) including but not limited to all information, know-how and records to be supplied by Hengxin , Zentric and Jet Glory to the Company as part of its contribution to the capital of the Company pursuant to this agreement and all formulas, designs, specifications, diagrams, data, manuals and instructions, customer lists, sales information, business plans and forecasts, technical or other expertise (including computer software), accounting and tax records, correspondence, orders and inquiries, which are confidential or not generally known.

1.6

“商务部”指中华人民共和国商务部。

   “Ministry of Commerce” shall mean Ministry of Commerce of the People’s Republic of China.

1.7

“合资企业法”指（不时修订的）《中华人民共和国中外合资企业法》。

“Joint Venture Law” shall mean the Law of the PRC on Chinese-Foreign Equity Joint Ventures (as amended from time to time).

1.8

“合资细则”指（不时修订的）《中华人民共和国中外合资企业法》实施细则。

   “Joint Venture Regulations” shall mean the Regulations for the Implementation of the Law of the PRC on Chinese-Foreign Equity Joint Ventures (as amended from time to time).

1.9

“中国”指中华人民共和国。

“PRC” is the People’s Republic of China.

1.10

“中国法律”指中国国家法律法规和规章以及省级和市级的地方法规和规章。

“PRC laws” shall mean national laws, regulations and rules as well as provincial and municipal rules and regulations of the PRC.

1.11

 “人民币”指中国法定的流通货币。

“Yuan” or “RMB” shall mean the lawful currency of the PRC.

1.12

 “外管局”指中国国家外汇管理局或其在各地的分部，或中国政府授权 进行外汇管理的其他机构。

“SAFE” shall mean the State Administration for Foreign Exchange of the PRC or a branch thereof, or such other agency(ies) authorized by the Government of PRC to regulate exchange control in the PRC.

1.13

 “工商局”指中国国家工商行政管理总局或其在各地的分支机构，或中国政府授  权对公司进行登记注册的其他机构。

“SAIC” shall mean the State Administration for Industry and Commerce of the PRC or a branch thereof, or such other agency(ies) authorized by the Government of the PRC, to register companies in the PRC.

1.14

 “美元”指美利坚合众国的法定流通货币。

“United States Dollars” or “US$” shall mean the lawful currency of the United States of America.

1.15

 “协议”指本中外合资经营协议以及进度表和附件。

“Agreement” shall mean this Joint Venture Agreement and its schedules and appendices.

                   除非本协议另有规定，本协议中用于单数的词语也包含复数（反之亦然）， 而

                   用于某 男性的词语也包括女性（反之亦然）。

本协议条、款、节、分节、段落、小段的划分以及标题的加注仅供参考方便之用，不得影响或被用于解释或诠释本协议。

             Unless there be something in the subject or the context inconsistent therewith, words importing the singular only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender, and vice versa.

The division of this Agreement into Articles, Clauses, Sections, subsections, paragraphs and subparagraphs and the insertion of titles are only meant to be reference and do not affect the meaning or the interpretation of the present Agreement.

2.

合资公司的成立ESTABLISHMENT OF THE JOINT VENTURE COMPANY

2.1根据本协议所规定的条款和条件，并有赖于双方在本协议中所作出的声明、保证和承诺，双方同意根据合资公司章程、合资企业法、合资细则以及中国其他法律法规和本协议的规定，组建合资公司。

Subject to the terms and conditions of this Contract and in reliance upon the representations, warranties and undertakings in this Agreement, the Parties hereby agree to establish the Company pursuant to the Articles of Association and in accordance with the Joint Venture Law, the Joint Venture Regulations and other relevant PRC laws and regulations and the provisions of this Agreement.

3.1

组成Formation

若三方对调研结果满意，同意组成合资公司并发展，操作该项目，则双方比例分配如下：

Zentric （或其指定子公司）：70%

恒信 (或其子公司)：20%

捷荣 (或其指定子公司): 10%

If each of the parties hereto is satisfied with the results of the Study, the parties agree to form a joint venture for the purpose of developing and operating the Project by way of a corporate entity of which they will each hold the following percentage of all issued and outstanding shares:

i.

ZENTRIC (or any affiliated company designated by Zentric):  70%;

ii.

HENGXIN (and/or its Associates): 20%

iii.

Jet Glory (or its Associates): 10%

3.2

合资公司的名称和住所Name and Address of the Company (有关资料後补)

a)  公司的中文名称为：“吉林北美鑫捷科技有限公司”，英文名称为：“JILIN ZENTRIC INC.”。

                         The name of the Company shall be “吉林北美鑫捷科技有限公司”in Chinese  and

                            “JILIN ZENTRIC INC.” in English

                            b)  公司法定住所地为 :(                                 吉林市, 吉林省, 中华人民共和国

The legal address of the Company shall be [                                                 ,Jilin City, Jilin Province, PRC].

c) 经董事会同意以及批准本协议的审批机关批准，合资公司可以在中国其他省份设立子公司、分公司、办公室及/或生产设施。

The Company may establish subsidiaries, branches, offices and/or manufacturing facilities in other provinces in the PRC with the consent of the Board and the approval of the Authority (ies) which approved this Agreement.

3.3

法律和法令Laws and Decrees

     合资公司为中国法律体系下的法人，其活动受中国法律、法规以及其他规则和规定的制约和保护。

The Company shall be a legal person under PRC laws. The activities of the Company shall be governed and protected by the laws, regulations and relevant rules and regulations of the PRC.

3.4

有限责任公司Limited Liability Company

           合资公司是根据中国法律法规设立的有限责任公司。合资双方根据各自在注册资本中所占的比例分享利益并承担风险和损失。

The Company shall be a limited liability company, founded in accordance with the laws and regulations of China. The Parties shall share the profits and assume the risks and losses in the proportion to their respective shares of the registered capital.

3.5

附表所列合同Contracts as per attached Schedule

           双方同意，一俟合资公司成立，则双方应通过其提名的董事，使合资公司批准签署并履行本协议中的附件。

The Parties hereby agree to cause the Company, immediately upon its formation, by acting through the individual directors of the Company nominated by the Parties, to approve the entering into and performance of the Annexes of this Agreement.

4.

生产目的和经营范围PURPOSE, SCOPE AND SCALE OF BUSINESS

4.1

生产目的Purpose of the Company

 合资公司的生产目的是，本着加强经济合作和技术交流的愿望，采用先进而适用的技术和科学的经营管理方法，建立一个先进的电池生产厂；

The purpose of the Company is to establish a battery manufacturer with advanced and proper technology and scientific business and management methods under the expectation of strengthening economic cooperation and technical communications.

4.2

经营范围Business Scope of the Company

  合营公司经营范围是，制造,营销和供应有关电池产品给中国和国际市场。

                      JV Company will produce,sell and supply the batteries to the market of China and Internationally.

5注册资本和投资总额Registered Capital and Total Investment

       合资公司的注册资本为人民币【估算後决定】万元，

       投资总额为人民币【估算後决定】元。

           The Joint Venture Company’s registered capital shall be [                             ], and its total

            Investment shall be [                                                      ].

出资的缴纳Contributions to Registered Capital

5.1恒信对合资公司的出资额为其名下现有的开发区土地(土地注册登记编号：                  )和基本厂房的外壳建筑，作价出资估值约人民币【         】万元，可在注册中所占合资公司百分之二十股权。

Hengxin’s contribution to the registered capital of the Joint Venture Company shall be the release of the right of land. Land registered number :  (            ) in the development zone of Jilin city and will also     build a basic building structure for the manufacturing .Total contribution shall be the equivalent of  ??  Yuan (RMB) and representing 20 percent share of the JV company.

             5.2   Zentric对合资公司出资额相当于人民币一千二佰万元，加上批准合资公司拥有独家生产Zentric现在已经完成在美国产品专利的生产权 (美国专利编号: 7344801) 和提供所有技术投入合资公司，在注册资本中所占合资公司百分之七十股权。

Zentric’s contribution to the registered capital of the Joint Venture Company shall be the equivalent of Twelve million Yuan (RMB) , and also the release of its exclusive right to produce the product of its US registered patent( patent number:7344801) to JV company and will support all of the technology to the JV company. Zentric will represent 70 percent share of the JV Company.

5.3.    捷荣 会提供以下服务，在注册中所占合资公司百份十之股权,

                (1) 筹组和组合合资注册公司。

                (2) 协助早期厂房筹建和筹备等事项工作

                (3) 负责合资公司国内和国际营销市场责任

        Jet Glory will provide the following services to obtain 10 percent shares of the JV    Company:

(1)

Form and establish the JV company ;

(2)

Assist in the planning of establishing a manufacturer; and

(3)

Assist in the sale of the products in China and international market.

5.4      出资证明书Investment Certificates

 恒信或Zentric 或捷荣完成对注册资本的出资后，在国内注册的会计师应验证各方的有关出资并出具验资报告。有关费用由合资公司承

担。合资公司在收到验资报告后三十（30）日内，应分别向恒信和Zentric和捷荣出具一份由董事长签署的载明各方出资的出资证明书。

Promptly on or after the contribution by each of the Parties of the registered capital, an accountant registered in China shall, at the expense of the Company, verify the respective contribution and issue a contribution verification report.  Thereupon, the Company shall, within thirty (30) days after receiving the contribution verification report, issue an investment certificate to each Party signed by the Chairman of the Board and specifying their respective contributions to the registered capital of the Company.

6         股权转让Assignment of shares

6.1

根据本协议下文规定的条款和条件，任何一方（转让方）未经另一方的事先书面同意，均不得将其在合资公司的全部或部分出资转让、出售或者以其他方式处理给第三方。

Subject to the terms and conditions set forth below, no Party (assignor) may assign, sell or otherwise dispose of all or any part of its capital investment in the Company to any third party without prior written consent of the other Parties.

6.2

尽管本协议有其他规定，Zentric有权在任何时候将其在本协议和本项目中的部分或全部权利、财产权和利益转让给其书面向恒信书面指定的关联公司。此时，则“Zentric”名称应指明为相应的关联公司（此术语在《美国商业公司法》中有明确定义），且Zentric集团公司自动免除其已转让的本协议项下的各项义务。

恒信据此同意Zentric将其在合资公司中的部分或全部利益转让给 Zentric的关联公司，并放弃对Zentric向其一个或多个海外关联公司转让利益的优先购买权。

Zentric应至少提前三十日将其任何转让书面通知恒信。

Notwithstanding any other provision of this Agreement, Zentric shall be entitled to assign and transfer, at anytime, all or part of all its rights, titles and interest in this Agreement and in the Project to any of its affiliated company it may designate in writing to Hengxin in which case, the name "Zentric" used hereunder shall designate any such affiliated company and Modena 1, Inc. shall be automatically released from any and all its obligations hereunder so assigned and transferred.

Hengxin hereby consents to the assignment of all or part of Zentric’s interest in the Company to any of Zentric’s Affiliates, and waives its pre-emptive right to purchase Zentric’s interest which is transferred to such overseas Affiliate or Affiliates.

Zentric will notify Hengxin in writing not less than thirty (30) days prior to any such assignment.

6.3尽管本协议有其他规定，且根据董事会的批准，若恒信、Zentric , 捷荣或其关联公司因法律实施或监管机构的要求或因其他原因而须转让在合资公司的全部或部分权益的，其应首先向另一方提出要约，或者可以任意处理有关的权益，但另一方在同等价格下有优先购买权。

Notwithstanding any other provision in this Agreement and subject to the approval of the Board, in the event that either Hengxin or Zentric or Jet Glory or its Affiliates is required by operation of law or by a regulatory agency or for any other reasons to sell, transfer or dispose of all or part of its interests in the Company, it shall first offer its interests to the other Party and otherwise shall be free to select the person to whom it shall sell, transfer, or dispose of the equity interests in question, but the other Party will still retain priority to buy at the same price.

7 .  三方提供的融资Financing by the parties

         三方为合资公司提供融资和常规的费用支出的条款应由三方进行协商，协商时应考虑、预算方案和研究结果。

The terms by which the parties will provide their financing to the Company as well as the general categories of costs and expenses will be negotiated and agreed upon by the parties, taking into consideration  hereof, the Budget and the results of the Study.

28

双方的责任RESPONSIBILITIES OF EACH PARTY TO THE COMPANY

恒信的责任Responsibility of Hengxin

                         除本协议规定的其他义务外，恒信还应履行下列义务：

In addition to its other obligations under this Agreement, Hengxin shall:

          8.1.1在Zentric 和捷荣的协助下进行设立和运营合资公司所必需的审批、许可、发照和登记等工作；

With the assistance of Zenric and Jet Glory, apply for all necessary approvals, permits, licenses and registrations required for the establishment and operation of the Company;

8.1.2    协助Zentric 和捷荣和合资公司申请并取得合资公司可享有的税务优

            惠 和关税减免，以及其他可获得的鼓励投资的优惠待遇；

Assist Zentric and Jet Glory and the Company in applying for and obtaining preferential tax and customs duty reductions and exemptions and the benefit of other investment incentives available to Zentric and the Company;

          8.1.3  协助合资公司的境外员工以及Zentric和捷荣或其关联公司的员工及员工家属办理与合资公司业务有关的出入境手续，以获得出入境的签证，并协助办理其住宿和工作签证问题.

To assist the expatriate employees of the Company and the employees of Zentric and Jet Glory or its Affiliates and their families of the employees to enter and leave PRC in connection with the Company’s activities in handling procedures to obtain all necessary entry and exit visas, arranging their lodging and/or work permits of the employees;

     8.1.4     根据本协议所附的进度表和附件，签订有关合同并履行相应的义务；

To enter into and perform all its obligations in connection with the relevant contracts as per attached Schedules and /or Appendices;

     8.1.5     协助合资公司在中国开立人民币和外汇账户；

Assist the Company in opening RMB and foreign exchange bank accounts in China;

8.1.6     协助合资公司招聘地方员工、技术人员、管理人员以及其他职员；

Assist the Company to employ local employees, technical and managerial staff and other personnel;

    8.1.7    为合资公司的利益而协助合资公司与有关部门进行联络；

Assist the Company in liaising with the relevant authorities with respect to the supply of all utilities to the Company;

   8.1.8   利用其对中国市场的广泛了解向合资公司提供建议，以协助合资公司的发展及帮助合资公司与中国各级政府部门官员建立与保持坚实、富有成效的关系；

use its extensive knowledge of the Chinese market in order to provide advice to the Company so as to assist in its development, and help the Company establish and maintain strong, productive relations with officials at various levels of Chinese government;

     8.1.9    处理合资公司委托的其他事务。

Handle other matters which may be entrusted to it by the Company;

Zentric和捷荣的责任Responsibilities of  Zentric and Jet Glory

           除本协议规定的其他义务外Zentric 和 捷荣还应直接或通过关联公司履行下列义务：

In addition to its other obligations under this Agreement, Zentric and Jet Glory shall either directly or through an Affiliate:

i.

协助恒信进行设立和运营合资公司所必需的审批、许可、发照和登记等工作；

Assist Hengxin to apply for all necessary approvals, permits, licenses and registrations required for the establishment and operation of the Company;

ii.

协助培训合资公司的技术人员和工人；

Assist in training of technician and workers of the Company;

iii.

向合资公司提供技术支出和管理意见以改善合资公司在制造、管理和会计方面的运营；

Provide technical assistance and management expertise to improve the manufacturing, management and accounting operations of the Joint Venture Company;

iv.

协助中国员工申请参加境外技术培训所必需的签证；

Assist the Chinese Personnel to apply for visas necessary to enable them to participate in technical training outside China; and

v.

处理合资公司委托的其他事务。

Handle other matters which may be entrusted to it by the Joint Venture Company.

9.

董事会BOARD OF DIRECTORS

9.1

董事会和董事长Directors and Chairman

9.1.1

董事会应由6名董事组成，其中Zentric委派3名，恒信委派2名, 捷荣委派1名。

The Board shall consist of 6 directors, 3 of whom shall be appointed by Zentric ，2 of whom shall be appointed by Hengxin, and 1 of whom shall be appointed by Jet Glory.

9.1.2

董事任期四(4)年。原委派方股东可撤换其委派的任何董事，或继续委任由其委派的任何董事连任。首届董事会的董事任期始 于合资公司的成立日。

Each director shall be appointed for a term of three (3) years.  Any director may be removed by, and may serve consecutive terms if reappointed by, the Party which originally appointed him. The term of appointment of the members of the initial Board shall commence on the date of establishment of the Company.

9.1.3

合资公司董事长由Zentric任命的一名董事担任，法定代表人和副董事长2职由恒信任命的一名董事担任，并行使由中国有关法律法规以及合资公司董事会授予的职权。若董事长不能履行其职责，由副董事长或Zentric指定的另一名董事应视为经董事长授权代理行使职权。

Directors appointed by Zentric shall serve as Chairman of the Board and a vice-chairman, directors appointed by Hengxin shall serve as the legal representative of the Company and shall exercise such authority as shall be authorized by the relevant Chinese laws and regulations and by the Board.  Whenever the Chairman of the Board is unable to perform his responsibilities, the vice chairman or another director appointed by Zentric shall be deemed authorized by the Chairman to represent him.

9.2

董事会职权Powers of the Board

9.2.1

董事会是合资公司的权利机关，有权决定合资公司的一切事项。

The Board shall be the decision-making authority of the Joint Venture Company.  The Board shall be responsible for making all decisions of the Company.

9.3

董事会会议Board Meetings

9.3.1

董事会会议一般应在合资公司所在地或董事长所确定的其它地方举行。董事会会议还可以通过电话会议或视像会议的方式举行。如果任何一董事不能出席董事会会议，其可书面授权指定一名代表，代表其

出席董事会会议。该代表可以但不必须是董事，并且任何一董事均可以作为一名或一名以上缺席的董事的代表。

Meetings of the Board shall, in general, be held in the place of the Company or such other place as shall be determined by the Chairman.  Meetings of the Board may also be held by way of telephone conferencing or video-conferencing.  If a director is unable to attend he shall appoint, in writing, a proxy to represent and vote for him at a Board meeting.  A proxy may, but need not, be a director, and a director may serve as proxy for one or more absent directors.

9.3.2

每一次董事会会议的法定人数为双方董事中的4人，无论他们是亲自或由代表、或以电话或视像方式出席会议，唯此在上述会议上通过的决议才能生效。

Each Board meeting requires a quorum of four (4) directors present in person or by proxy, telephone or by video-conferencing in order for the resolutions adopted by such meeting to be valid.

9.3.3

在董事会的会议上，每一名董事（包括董事长）应只有一票的投票权。在董事会会议上将决定的事宜应由以亲自或由代表、通过电话或视像方式出席正式召开的董事会会议的董事以二分之一以上简单多数赞成票通过，但第9.3.4款规定的事项除外。

At Board meetings, each director (including the Chairman) shall have only one vote.  Issues to be determined at a Board meeting shall be adopted by the affirmative vote of a majority of the directors present in person or by proxy, telephone or video-conferencing at a duly constituted Board meeting, except for issues provided in Clauses 9.3.4 below.

9.3.4

以下事项需要由出席正式召开的董事会会议的董事以一致同意方可决定：

The following issues to be determined at a Board meeting shall be adopted by the unanimous affirmative vote of the directors present at a duly constituted Board meeting:

9.3.4.1

                 修改合资公司章程；

Amendments to the Articles of Association;

9.3.4.2

                合资公司注册资本的增加或减少；

Any increase or decrease of registered capital of the Company;

9.3.4.3

                 合资公司的合并、分立或变更公司形式，及

Merger, de-merger or changes to the formation of the Company; and

9.3.4.4

                 合资公司的终止、解散或清算。

Termination , dissolution or liquidation of the Company.

9.3.5

          董事会每年应至少召开两次董事会会议。若有不少于两名的董事提出要求并说明将讨论的事项时，董事长应在两个月内召开一次董事会会议.

The Board shall convene at least two (2) meetings every year.  Upon the written request of not less than two (2) directors, specifying the business to be discussed, the Chairman shall convene a meeting of the Board with two months...

9.3.6

           董事会会议的召开应以传真或其它电子通讯方式提前不少于十五(15)天书面通知各董事（应以中文和英文两种语言通知时间、地点及会上将讨论的事项的议程）

Board meetings shall be called by not less than fifteen (15) days prior written notice (which shall include notification in both the Chinese and English languages as to time, place and the agenda of the business which is proposed to be discussed at such meeting) given by facsimile or other electronic means to each director.

9.3.7

        董事会会议记录和决议应由与会董事或代表其参加会议的代理人签字。该记录和决议的原件应保存在合资公司法定地址的合资公司董

事会会议记录册中。董事会结束后，会议记录副本应立即以传真或挂号信的方式送达至各董事。

Minutes and resolutions of meetings of the Board shall be signed by each director or his/her proxies attending the meeting and the originals thereof shall be kept in the Minutes Book of Board Meetings of the Company. A copy of the minutes shall immediately be sent by facsimile or registered post to each of the directors upon completion of a Board meeting.

9.3.8

      董事会会议记录和董事会书面决议应用中文和英文两种语言记录，并具有同等效力。

The minutes of Board meetings and written resolutions of the Board shall be recorded in both Chinese and English languages, each of which shall be equally authentic.

10

经营管理OPERATION AND MANAGEMENT

10.1

管理架构Management Organization

10.1.1

合资公司应采取管理人员对董事会负责并受董事会监督的管理架构。

The Company shall adopt the management system under which the Management Personnel shall be responsible to and under the supervision of the Board;

10.1.2

合资公司应设立总经理一名，副总经理1名以及由董事会决定的其他高级管理人员。董事会将任命并决定高级管理人员（包括总经理和副总经理）的职位和职责。

The Company shall have one General Manager, Deputy General Managers and such number of Senior Management as determined by the Board. The Board will appoint and decide the positions of responsibility of each of the Senior Management (including General Manager and Deputy General Managers).

10.1.3

首任总经理由恒信提名并由董事会任命。总经理在董事会规定的范围内行使职权。

The first General Manager shall be nominated by Hengxin and appointed by the Board. The General Manager shall exercise his duties and authority within the limits prescribed by the Board.

10.1.4

Zentric有权向董事会提名合资公司的财务负责人，董事会应立即予以任命。

Zentric shall have the right to nominate the Finance officials who shall be forthwith appointed by the Board.

10.1.5

总经理、副总经理、财务管理人以及其他高级管理人员首期任职三年，但董事会可延长其任期。

The General Manager, Deputy General Managers, Financial Controller and other Senior Management shall serve an initial term of three (3) years, which term shall be renewable by the Board.

10.2

总经理和高级管理人员的职权

Responsibilities and Powers of the General Manager, Senior Management:

10.2.1

总经理负责公司的日常经营管理工作，对董事会负责，并应办理董事会委托的任何事项。高级管理人员协助总经理的工作。

The General Manager shall be in charge of the day-to-day operation and management of the Company, and shall be responsible to the Board and shall carry out all matters entrusted by the Board. The Senior Management shall assist the General Manager in his/her work.

10.2.2

总经理和高级管理人员应专职履行其工作职责，并履行本协议和合资公司章程规定的其他职责。

The General Manager and Senior Management shall perform their duties on a full time basis and shall perform all other obligations as described in this Contract and the Articles of Association of the Company.

11

监事会SUPERVISORY BOARD

合资公司监事会由三名监事组成，本协议双方各任命一名，剩余一名监事经由全体职工或工会或以其他方式选出。监事会根据合资公司章程的规定行使职权。

The Supervisory Board of the company shall have [three (3)] supervisors, each Party may appoint one supervisor, and the remaining one shall be elected through all the staff or the labour union or other means.  The supervisory board shall exercise the functions and powers stipulated in the Articles of Association of the Company.

12

场所和设备SITE AND FACILITIES

12.1

恒信在经过与吉林省进行必要的谈判磋商后应当将被分派的项目场所提交给 Zentric以获得其赞同。该场所的地理位置、周边状况和条件，包括其环境条件将作为研究报告和预算方案的考虑因素。

The location of the Site once allocated by the Province of Jilin after necessary negotiations by Hengxin will be submitted to Zentric for its acceptance. The location, state and condition of the Site, including its environmental condition will be factored into the Study and Budget.

12.2

恒信应当获得并向 Zentric和捷荣提供所有现行法律法规规定所必需的证照、许可和批准文件等的清单，从而不对本项目的实现、建设和试运行造成任何迟延。

Hengxin shall obtain and supply to Zentric and Jet Glory the list of all permits, authorizations and approvals as and when required by any applicable law and regulation in order not to cause any delay in the realization, construction and commissioning of the Project.

12.3

在 Zentric被许可的研究期限内，恒信应当组织 Zentric与当地供应者的会面。

Hengxin shall also, during the period allowed to Zentric to complete the Study, organize meetings between Zentric and local suppliers.

13

项目所有权、进度、预算和开支PROJECT OWNERSHIP, SCHEDULE, BUDGET AND EXPENSES

13.1

所有权Ownership

本项目将以合资公司的名义开展进行，所有相关的合同、证照、财产、设备和其他权利及财产都归属于合资公司。

The Project will be developed in the name of the Company, with all contracts, permits, property, equipment and other rights and assets related thereto being owned by the Company.

13.2

进度Schedule

本项目的预期竣工日期应当由双方根据研究结果协商确定。如果实际可行，双方应当准备并且同意一个项目竣工进度表，合资公司董事会应根据该进度表进行项目的筹建工作。该进度表除其他因素外，还应应当考虑下列事项的时间：获取所有法律和政府要求的为设备建设和试运行所必需的批准和许可的时间，以及建设和试运行的进度表。

The anticipated completion date of the Project will be mutually agreed upon by Zentric, Jet Glory and Hengxin, based on the results of the Study. As soon as practicable, Zentric, Jet Glory and Hengxin shall prepare and agree on a Project completion schedule which shall take into account, among other matters, the timing of: obtaining all regulatory and governmental approvals or permits necessary for the construction and commissioning of the Facilities; ordering and receiving other equipment included in the Facilities; and construction and commissioning schedule.

包括任何外力因素，天灾或者任何其他不可抗力。

                     "( subject to any event of force majeure, act of God or any other cause beyond its control)"

由于官方原因造成的通常性的或者可预见的迟延应当被考虑到该进度表中。

Usual or foreseeable delays due to bureaucratic reasons will be factored into the schedule.

13.3

预算Budget

在Zentric送达研究报告后的六十（60）日内，双方应当准备并达成一个关于该项目的实现和运行的预算方案（下称“预算”），该预算应当考虑到研究报告的结果，并且应当包括一个建设之前风险资本期间的研发预算。该预算的任何变动都应当经过双方的批准。

The Parties shall, within a period of sixty (60) days following the delivery by Zentric of the Study, prepare and agree on the budget of the realization and operation of the Project (the "Budget"), which shall take into consideration the results of the Study and shall include a pre-construction risk capital period development budget. Any change to the Budget shall be approved by both parties.

13.4

费用Expenses

在此前及以后，双方关于该项目的所有费用和支出应当在合资公司成立后并实际可行时，立即从合资公司设备的建设和运营收益中偿还，或者，根据实际情况，如果该等费用和开支被对方以书面方式认可或者在预算方案中有特别约定（下称“被认可支出”）时，则可根据本协议的约定将该费用和开支转化成为股权。

All costs and expenses incurred by each party in connection with the Project before or after the date hereof shall be reimbursed by the Company as soon as practicable after its establishment and out of the proceeds of the financing for the construction and operation of the Facilities or, as the case may be, converted into equity in accordance with the terms hereof, but only if such costs and expenses have been approved in writing by the other party or is specifically included in the Budget (the "Approved Expenses").

为了满足下文所述的“被认可支出”的条件，所有这些费用和开支，主张方应予以证实，以获得另一方及合资公司的同意。

13.4.1

融资落实Financial closing

融资应在令双方满意的条件下完成，并应包括：

The financial closing shall be completed to the satisfaction of both parties and shall include:

      关于营业执照、财务、合同或者建筑经营协议及其他商务合同和运营及维护合同等的所有文件；及

all documentation regarding permits, financing (debt and equity),  or the Construction Management Agreement, other commercial contracts and operation and maintenance contracts; and

13.5

先决条件Conditions

           本协议项下的预期交易以及本项目的进行应以下列条件在本项目建设和设备购买进行之前得到满足为前提：

The transaction contemplated herein and the Project is conditional upon the following conditions being met prior to starting of construction and purchase of equipment:

a)  双方都应当在收到研究结果的报告后15日内以书面方式声明他们对研究报告的结果表示满意；

Both parties shall declare themselves satisfied with the results of the Study in writing, within fifteen (15) days of the receipt of the Study’s results;

b)双方在收到研究结果报告后的60日内就预算方案达成一致意见；

   Both parties shall agree on the Budget within a period of sixty (60) days of the receipt of the Study’s results;

d)

本协议和合资公司章程，以及，若必需，本协议的进度表和可行性报告已获得中国主管部门的批准；

This Agreement and the Articles of Association and, if necessary, the Schedule(s) of the Agreement and the feasibility report having been approved by the relevant PRC authorities;

e)

合资公司营业执照颁发；

The issue of a business license for the Company;

         f)  在税收地位方面获得监管机构的批准，包括可能的税收优惠；

 Obtaining any other regulatory approval for tax status, including any tax preferential treatment if any; and

     g) 取得环保部门的批准；

  Obtaining approval from the relevant environmental authority.

        h) 进行本项目所必需的所有相关政府机关的核准和有关证照的颁发均已办理。

The approval of the Project by all related public authorities and the issuance of all permits necessary to the Project.。

14

劳动管理LABOUR MANAGEMENT

14.1

管理原则Governing Principle

合资公司员工的招聘、聘用、解聘、辞职、工资、福利和其他事项应遵照《中华人民共和国外商投资企业劳动管理规定》及其他有关法律及法规办理。

Matters relating to the recruitment, employment, dismissal, resignation, wages, welfare and other matters concerning the Company’s Working Personnel shall be handled in accordance with the Regulations of the People’s Republic of China on

Labour Management in Foreign investment Enterprises (the “Labour Regulations”) and laws and regulations.

14.2

管理人员Management Personnel

管理人员由合资公司根据个人劳动合同条款的规定聘用。合资公司应结合地方劳动报酬标准确定管理人员的劳动报酬。

高级管理人员的选定须经董事会批准。

总经理、副总经理以及其他高级别管理人员的薪金和报酬须由董事会决定并批准。

Management Personnel shall be employed by the Company in accordance with the terms of individual employment contracts. The Company shall determine the rate of pay of such employees taking into account of the rates of pay locally.

Senior Management appointments shall be approved by the Board.

Salaries and remunerations of the General Manager, Deputy General Manager and other high-ranking managerial personnel shall be decided and approved by the Board.

14.3

海外人员Expatriate Personnel

合资公司的聘用或派遣到合资公司的海外员工，经董事会一致通过决议，可获得薪金、住房、福利和其他补偿。根据要求，合资公司也可以购置住房或公寓一共海外人员居住。

Expatriate personnel who are employees of the Company or seconded to the Company will receive salary, housing, benefits, and other compensation as determined by the unanimous approval of the Board. The Company may also purchase residential houses or flats so as to provide the expatriate personnel with such housing as may be required.

14.4

与劳动保护规则的一致性Conformity with Labour Protection rules

双方保证，合资公司应遵守政府在劳动保护以及卫生、安全和环境保护方面的有关规则和规定。

The Parties shall procure that the Company shall conform to the rules and regulations of the PRC government concerning labor protection as well as sanitation, safety and environmental protection policies and guidelines.

15

财务事宜、会计和利润分配FINANCIAL AFFAIRS, ACCOUNTING AND PROFIT DISTRIBUTION

15.1

会计制度Accounting System

15.1.1

财务总监在总经理的监督下管理合资公司的财务和会计事宜，向董事会报告工作，并对合资公司的财务管理负责。

The Financial Controller shall be in charge of finance and accounting of the Company, he shall be under the supervision of the General Manager, he shall report to the Board, and shall be responsible for the financial management of the Company.

15.1.2

合资公司应用人民币表述其帐目和会计记录。

The Company shall keep its accounts and accounting records in Yuan.

15.1.3

 合资公司所有会计记录、凭证、账簿或报表应以中文记载。合资公司的所有会计报表也应以中文和英文制作和保存。

All accounting records, vouchers, books and statements of the Company shall be made and kept in Chinese. All accounting statements of the Company shall also be made and kept in English and in Chinese.

15.2

审计Auditing

15.2.1

合资公司应委托一名在中国注册的独立会计师，对合资公司的财务报表进行年度审查。在每个会计年度结束的两个月内，合资公司应向双方递交年度决算报表（包括经审核的损益表和资产负债表），以及中国注册会计师的审计报告。

An independent accountant registered in the PRC shall be engaged by the Company as its auditor to examine and verify the annual financial report. The Company shall submit to the Parties an annual statement of final accounts (including the audited profit and loss statement and the balance sheet for the fiscal year) within two (2) months after the end of the fiscal year, together with the audit report of the PRC registered accountant.

15.2.2

任何一方均有权，自费聘请会计师（国内或国外注册的均可），代表该方对合资公司进行审计。合资公司应为审计师合理提供获取财务记录的便利，审计师应对其审计的所有文件保密。

Each Party may, at its own expense, appoint an accountant (which may be either an accountant registered abroad or registered in the PRC), on behalf of such Party, to audit the accounts of the Company. Reasonable access to the Company’s financial records shall be given to such auditor and such auditor shall keep confidential all documents under his auditing.

15.3

银行帐户和外汇管制Bank Accounts and Foreign Exchange Control

合资公司应外管局批准的境内或境外银行开立人民币帐户和外汇帐户。合资公司的外汇交易应根据中国有关外汇管理的法律和法规进行。

The Company shall separately open a foreign exchange account and a Yuan account with authorized banks within or outside the PRC approved by the SAEC. The Company’s foreign exchange transactions shall be handled in accordance with the regulations of the PRC relating to foreign exchange control.

15.4

会计年度Fiscal Year

合资公司采用公历年作为其会计年度，自1月1日始，至同年12月31日止。

The Company shall adopt the calendar year as its fiscal year, which shall begin on 1st January and end on 31st December of the same year.

15.5

利润分配Profit Distribution

15.5.1

合资公司缴纳各项税款后，董事会将根据有关法律的规定，从公司的税后净利润中决定合资公司年度储备基金及发展基金及管理人员、高级管理人和员工的奖励和福利基金的分派。

After the payment of income and other taxes by the Company, the Board will determine, according to PRC laws, the annual allocation to the reserve fund and expansion fund of the Company, and the bonus and welfare fund for the Management Personnel, Senior Management and working personnel from the Company’s after-tax net profits.

15.5.2

董事会应决定每年从合资公司税后净利润（扣除前款规定的三项基金后）中留取一部分数额，用以的拓展公司生产经营的规模以及由合资双方根据其在注册资本中的比例分取红利。

The Board shall decide once every year the amount of after-tax net profits of the Company (after the deduction of the allocations to the three funds mentioned in above) to be retained in the Company for expanding the production and operation of the Company and the amount to be distributed to the Parties in proportion to their respective equity interests in the Company’s registered capital.

15.5.3

如果合资公司前一年发生亏损，现年的利润应首先由于弥补亏损，在赤字弥补前不得进行任何利润分配。往年留下的利润在弥补现年的赤字后可与现年的可分配利润一起进行分配。

If the Company carries forward losses from the previous years, the profit of the current year shall first be used to cover such losses and no profit shall be distributed until any such deficit is made up. Any profits retained by the Company and carried over from previous years may be distributed together with the distributable profit of the current year after any deficit of the current year is made up.

16

税收、保险和其他费用TAXATION, INSURANCE AND OTHER COSTS

16.1

所得税、关税以及其他税种Income Tax, Customs Duties and Other Taxes

            合资公司应根据在中国吉林省的项目场所适用的有关税收法律法规的规定纳税。合资公司的中国和国外的管理人员和工作人员应根据《中华人民共和国个人所得税法》的规定缴纳个人所得税。

The Company shall pay tax under the relevant laws of the PRC and the tax regulations, if any, applicable to the Site in Jilin Province. Chinese and foreign Management Personnel and Working Personnel shall pay their individual income tax in accordance with the Individual Income Tax Law of the PRC.

                        双方应协助合资公司申请并获得对合资公司适用的税收激励机制。

The Parties shall assist the Company to apply and obtain favourable tax incentives available that are applicable for the Company.

16.2

保险Insurance

              合资公司应以自己的费用在任何时候对任何火灾或其他常有风险造成的毁损保有并维持全面而充足的保险。

The Company shall, at its own cost and expense, at all times take out and maintain full and adequate insurance for the Company against loss or damage by fire and such other risks as are customarily insured against.

合资公司财产、交通和其他方面的保险应用人民币和恰当的外币办理。保险的类型和数额由总经理根据董事会的指导方针确定。

The property, transportation and other items of insurance of the Company will be denominated in RMB and foreign currencies, as appropriate. The types and amounts of insurance coverage shall be determined by the General Manager within the Board’s guidelines.

17记录和账簿RECORDS AND BOOKS OF ACCOUNT

17.1双方须将完成各自在本协议项下义务的常规记录和账簿包括信函、备忘录、合同及有关修改，存放在一个合适的地方。各方须保证经其书面任命的监察员和审计员可获得这些记录和账簿。另外，各方承诺允许部分或者整体地复制这些文件，同时承诺如经一方授权的人员索取，则毫不迟延地向其提供该等信息。

The parties shall keep in a suitable place all customary records and books of account required for the fulfillment of their respective obligations under this agreement, including correspondence, memoranda, contracts and amendments thereto. Each party undertakes to make these documents available to inspectors and auditors appointed by the parties in writing. In addition, each party undertakes to permit the reproduction of such documents in whole or in part and to provide without delay such information as the persons authorized by the parties may request of it.

17.2双方根据本条保存的所有帐本和记录须保持良好的顺序，且应在本协议终止之日起两年内仍可供检索使用。

All records and books of account kept by the parties under this Clause shall be maintained in good order and shall be available for consultation for two (2) years following the termination of this Agreement.

18合资期限及终止JOINT VENTURE TERM AND TERMINATION

18.1合资期限Joint Venture Term

合资公司的期限始于其成立之日，除非根据本协议的规定延期或终止，其期限为自开始之日起【五十年】。

The term shall commence on the date of establishment and its duration shall be [Fifty years] thereafter unless renewed or terminated pursuant to the provisions of this Agreement. Unless previously terminated, the Parties shall Endeavour to renew the term of the Company upon its expiry.

18.2提前终止Early Termination

18.2.1 除非根据本协议的规定延长期限，否则本协议在第18.1款规定的期限届满时终止。

This Agreement shall terminate upon the expiration of the joint venture term set forth in Clause 18.1 hereof unless extended pursuant to the provisions of this Agreement.

.

19     违约责任LIABILITY FOR BREACH OF AGREEMENT

任何一方违反本协议或者章程的任何规定，违约方应向另一方和合资公司赔偿其因该等违约而遭受的损失。

If any Party is in breach of any provision of this Agreement or any provision of the Articles of Association, the breaching Party shall indemnify the other Party and the Joint Venture Company for the losses suffered by the other Party or the Joint Venture Company as a result of such breach.

20

   不可抗力FORCE MAJEURE

20.1“不可抗力”指双方无法控制、无法预见或即使预见也不可避免的妨碍任何一方完全或部分履约的所有事件，包括但不限于任何地震、台风、火灾、洪水、战争、不能或迟延获取原料/元件的供应、劳动力短缺、罢工或者其他根据依据一般国际商业管理确定为不可抗力的其他类似的以外事故。

     “Force Majeure” means all events which are beyond the control of the Parties and which are unforeseen, or if foreseen, unavoidable and insurmountable, and which prevent total or partial performance by the suffering Party.  Such events shall include but are not limited to any earthquakes, typhoon, fires, flood, wars, delay of or inability to obtain supply of materials/components, labour shortage, strikes or any other similar contingency according to the general international commercial customary.

20.2遭遇不可抗力的一方应以书面形式迅速通知另一方，并在不可抗力发生之日起七（7）日内提供上述不可抗力发生和持续期间的适当证明。

The Party encountering Force Majeure shall promptly inform the other Party in writing and shall furnish appropriate proof of the occurrence and duration of such Force Majeure in seven (7) days after this Force Majeure.

20.3 除非法律另有明确规定，遇到不可抗力是，双方应立即相互磋商，以便找到公平的解决办法，而减轻遭遇不可抗力的一方在本协议项下全部或部分义务。双方还应最大的努力使不可抗力的后果降至最低程度。但因一方迟延履行本协议项下的义务而遭遇不可抗力的，不得因不可抗力而免除责任。

Unless otherwise expressly provided by the law, in the event of Force Majeure, both Parties shall immediately consult with each other in order to find an equitable solution in order to relieve the Party encountering Force Majeure from fulfilling all or any part of its obligations under this Agreement, and both Parties shall use all reasonable endeavors to minimize the consequences of such Force Majeure, however the suffering Party shall have no excuse if the performance of this Agreement has been delayed by such Party at the time the Force Majeure takes place.

21

通知NOTICES

所有有关本协议的通知、请求、承诺，除非本协议有相反规定，须呈书面形式并亲手或邮寄或传真送达，且在亲手送达之日、邮寄后第七天或者传真传送后第二天视为已经送达。为通知之目的，各方的邮箱地址和传真号码列明如下：

All notices, request and consents required under this agreement, in the absence of indication to the contrary herein, are required to be made in writing and delivered by hand or by mail or by facsimile and shall be deemed to have been made and received on the date of its delivery by hand, on the seventh day following its mailing or on the second day following the date of its facsimile transmission. The mailing address and the facsimile number of each of the parties for purposes of notices are the following:

21.1

恒信：联系人 沈小龙 董事长

中国吉林省吉林市重庆路天胜2区A号楼 邮编132001

电话：86-432-2037777

传真：86-432-5085207

E-MAIL: zxw7690657@163.com

 Building A, 2nd District of Tiansheng, Chongqing Rd, Jilin city, Jilin province,

People's Republic of China

21.2          Zentric Inc :  attention to Jeff Mak, CEO/President

C2,802 Southdown Road, Mississauga, Ontario, Canada L5J 2V4

Tel: (905) 901-3766

E-MAIL: jeffm@musecc.com

21.3           Jet GloryAsia Group Ltd :   attention to Tsang Chi Lam, President

        SuiteA,11/F, Ritz Paza,122 Austin Rd,Tsimshatsui,Kowloon,Hong Kong

                  Tel: 416-720-3339

               E-MAIL: gnresources@rogers.com

或者一方的其它邮箱地址或者传真号，双方可以不时地以上述方式通知对方。但须保证，一旦发生邮件或者传真方式传达信息被打断，传送通知、请求书或者承诺的一方应当使用可以顺利传达的方式，或者应当亲自承担此种通知、请求书或者承诺的传递，以确保传达的信息按期到达。

or any other mailing address or facsimile number of a party of which that party may from time to time notify the other party in the manner set out above, provided however that in the event of interruption of mail or facsimile service the party sending a notice, request or consent shall use a service that has not been interrupted or shall itself undertake the delivery of such notice, request or consent, the whole with a view to ensuring that such notice, request or consent is received without delay.

22

  管辖法律GOVERNING LAW

本协议书及其执行和解释，均应当受中国法律管辖（排除任何可能导致适用其他法律体系进行解释的冲突法原则）。

This Agreement between the parties hereto and the interpretation and enforcement thereof shall be governed by the laws of China (excluding any rule or principle of the conflict of laws which might refer such interpretation to the laws of another jurisdiction).

23

其他承诺OTHER COMMITMENTS

为完全履行本协议项下的条款和条件，任何一方均有权在任何时候且不时采取其他必须的合理措施并签署其他必须的合理文件。

Each of the parties shall at any time and from time to time do any other act and execute any other document as may reasonably be required for the complete implementation and performance of the terms and conditions of this Agreement.

24

弃权WAIVER

          一方未对违反协议一方行使追索权不能解释为对这种违规行为或其他任何违反协议的行为放弃追索权。

The failure of any party to exercise a recourse following contravention of this agreement by another party shall not be interpreted as a waiver of such contravention or of any other contravention or a subsequent contravention.

25

 不一致INCONSISTENCY

       如果本协议的规定与其附件之间有任何冲突或不一致之处，应以本协议为准。如果本协议的规定与章程之间有任何冲突或不一致之处，应以本协议为准。如果章程就包括

合资公司的业务、经营及管理或各方在合资公司中的权利、义务或责任在内的与合资公司有关的任何事项未作规定，但本协议对此作了规定，本协议则对合资公司及各方具有约束力。双方应确保合资公司遵守本协议的规定。

If there is any conflict or inconsistency between the provisions of this Agreement and its Appendices, this Agreement shall prevail.  If there is any conflict or inconsistency between the provisions of this Agreement and the Articles of Association, this Agreement shall prevail.  If there is anything relating to the Company, including but not limited to the business, operation and management of the Company, or the Parties’ rights, obligations or liabilities concerning the Company not provided in the Articles of Association, but provided in the Agreement, the Agreement shall be binding upon the Company and the Parties.  The Parties shall procure that the Company complies with the Agreement.

26

副本COUNTERPARTS

协议可以签署多个副本，每一个副本视为与正本相同，但是这些副本应共同构成同一个法律文本。

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

27

语言LANGUAGE

协议的各方明确要求，本协议用英文和中文草拟并签署，若两个版本有不一致的地方，则应按照本协议第27条的规定解决。

The parties hereto have expressly required that this Agreement be written and executed in Chinese and English and both versions shall have equal validity.  Any inconsistency between the two versions shall be resolved in accordance with Clause 27.

28

进度表SCHEDULES

    以下是已附于本协议并成为本协议一部分的进度表：

The following is the schedule annexed hereto which is incorporated in and form part of this Agreement:

进度表A             I阶段—可行性研究

Schedule A

Feasibility Study – Phase I

29

出资时间表 Investment Fund time schedules

第一次董事会商议决定

Discussion at the first board meeting

兹证明各方的正式授权代表在本协议首页标明的日期签署本合同。

IN WITNESS WHEREOF each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative on the date first set forth above.

恒信集团有限责任公司 Hengxin Group Per: _______________________________________ Shen Xiaolong 沈小龙 President 董事长

Zentric Inc Per: _______________________________________ Jeff Mak C E O/President执行总裁 捷荣亚州集团有限公司 Jet Glory Asia Group Limited Per:_______________________________________ Tsang Chi Lam President 董事长